ARC Announces Quarterly Dividend

SAN RAMON, CA / ACCESSWIRE / May 6, 2024 / ARC Document Solutions, Inc. (NYSE:ARC) announced that its board of directors declared a quarterly cash dividend of $0.05 per share. The dividend is payable August 30, 2024 to shareholders of record as of July 31, 2024. The ex-dividend date will be July 30, 2024.

For those interested in the business and recent performance of ARC Document Solutions, the Company’s conference call to discuss its 2024 first quarter results will be held on Tuesday, May 7, 2024, at 2pm Pacific Time (5pm Eastern Time).

The Company’s press release outlining the performance for the first quarter 2024 will also be issued on the same day, prior to the conference call.

To access the live conference call outlining ARC’s 2024 first quarter results, dial (800) 715-9871. International callers may join the conference by dialing (646) 307-1963. The conference code is 1511143 and will be required to dial into the call.

A live webcast will also be made available at: https://events.q4inc.com/attendee/298624556 or on the Company's investor relations website at http://ir.e-arc.com. A replay of the webcast will be available on the website following the call's conclusion.

About ARC Document Solutions (NYSE:ARC)
ARC partners with top brands around the world to tell their stories through visually compelling graphics. We use advanced digital printing technology, sustainable materials, and innovative techniques to bring their vision to life. ARC also provides other digital printing and scanning services to a wide variety of industries all over North America and in select markets around the world. Follow ARC at www.e-arc.com.

Contact Information:
David Stickney
VP Corporate Communications & Investor Relations
925-949-5114